Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial
Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Domenico Cecere, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of KB Home, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended November 30, 2001 of KB Home;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of KB Home filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Domenico Cecere

Domenico Cecere
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
August 9, 2002

Subscribed and sworn to before me this 9th day of August, 2002
/s/ Dawn M. Leahy

Notary Public
My Commission Expires: January 17, 2006

End of Filing